EXHIBIT 5

LAW OFFICES OF DAN BRECHER
99 Park Avenue, 16th Floor
New York, New York 10016
Telephone: 212-286-0747
Facsimile: 212-808-4155
e-mail: brecherlaw@compuserve.com

July 30, 2004

VIA ELECTRONIC TRANSMISSION
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

Re: Media Sciences International, Inc. Form SB-2 Registration Statement

Ladies and Gentlemen:

        We have acted as counsel to Media Sciences International, Inc., a Delaware corporation (the “Company”), in connection with the registration of 1,450,000 shares of the Company’s common stock, par value $.001 per share, including 200,000 shares which are issuable upon exercise of stock options (collectively, the “Shares”), pursuant to a Registration Statement on Form SB-2 (the “Registration Statement”), to be filed with the Securities and Exchange Commission under the Securities Act of 1933, on or about the date of this letter. Such Shares will be sold from time to time by the selling stockholders named in the Registration Statement (the “Selling Stockholders”).

        As counsel for the Company, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary for the purposes of rendering this opinion. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the originals of all documents submitted to us as copies. As to various questions of fact material to such opinion, we have relied, to the extent we deemed appropriate, upon representations, statements and certificates of officers and representatives of the Company and others.

        Based on our examination mentioned above, we are of the opinion that the Shares being sold pursuant to the Registration Statement are duly authorized and will be, when sold in the manner described in the Registration Statement, legally and validly issued, and fully paid and non-assessable under the laws of the State of Delaware.

        We consent to the use of this opinion as an exhibit to the Registration Statement, and we consent to the use of our name under the caption “Legal Matters” in the Prospectus forming a part of the Registration Statement. In giving the foregoing consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations of the Securities and Exchange Commission.

/s/ Law Offices of Dan Brecher Law Offices of Dan Brecher